UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2013

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 22, 2013, AvalonBay Communities, Inc. (the “Company”) entered into an underwriting agreement with Jupiter Enterprise LP (the “Selling Stockholder”) and Goldman, Sachs & Co., as underwriter (the “Underwriting Agreement”).  The Selling Stockholder, which was formerly known as Archstone Enterprise LP and is an affiliate of Lehman Brothers Holdings Inc., acquired an aggregate of 14,889,706 shares of the Company’s common stock, par value $0.01 per share, in connection with the Company’s acquisition of a portion of the Archstone apartment community portfolio in February 2013.  Pursuant to the terms and conditions of the Underwriting Agreement, the Selling Stockholder agreed to sell 7,870,000 shares of the Company’s common stock. The price to the public was $137.00 per share.

No shares are being sold by the Company or any of its officers or directors in the offering, and the total number of outstanding shares of the Company’s common stock will not change as a result of the offering. The Company will not receive any proceeds from the sale of the shares in the offering, but pursuant to the terms of the Underwriting Agreement the Company agreed to pay the expenses of the Selling Stockholder associated with the sale of the shares, not including any underwriting commissions or discount on the shares and certain other expenses.  After the completion of the sale of the shares, the Selling Stockholder’s ownership of the Company’s common stock will be reduced to 5.4%, based on the number of shares outstanding on April 30, 2013.  The Underwriting Agreement is attached as Exhibit 1.1 hereto.

The offering is being made pursuant to an automatic shelf registration statement that became effective upon filing with the Securities and Exchange Commission on March 8, 2013. Goldman, Sachs & Co. is acting as the sole underwriter for the offering. The offering of the securities is being made by means of a prospectus supplement and accompanying prospectus only, copies of which may be obtained from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com, or, alternatively, when they become available, for free by visiting EDGAR or the SEC website at www.sec.gov. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale will be made only by means of a prospectus, a related prospectus supplement and, to the extent applicable, a free writing prospectus which has or will be filed with the Securities and Exchange Commission.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 22, 2013, among AvalonBay Communities, Inc., Jupiter Enterprise LP and Goldman, Sachs & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: May 24, 2013	By:	/s/ Thomas J. Sargeant
Thomas J. Sargeant
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 22, 2013, among AvalonBay Communities, Inc., Jupiter Enterprise LP and Goldman, Sachs & Co.